                            SCHEDULE 14A INFORMATION

 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                             1934 (AMENDMENT NO.   )
Filed by the Registrant [x]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            Circle Income Shares, Inc
                (Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)     Title of each class of securities to which transaction applies:

                ---------------------------------------------------------------
         2)     Aggregate number of securities to which transaction applies:

                ---------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                ---------------------------------------------------------------
         4)     Proposed maximum aggregate value of transaction:

                ---------------------------------------------------------------
         5)     Total fee paid:

                ---------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)     Amount Previously Paid:

                --------------------------------------------
         2)     Form, Schedule or Registration Statement No:

                --------------------------------------------
         3)     Filing Party:

                --------------------------------------------
         4)     Date Filed:

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
                           CIRCLE INCOME SHARES, INC.
                           NOTICE AND PROXY STATEMENT

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 19, 1997



To Shareholders of Circle Income Shares, Inc.:

         The Annual Meeting of Shareholders of Circle Income Shares, Inc. will be held in the 10th Floor Foyer, The Columbia Club, 121 Monument Circle, Indianapolis, Indiana, on Wednesday, November 19, 1997, at 1:00 o'clock P.M. At that Meeting the following matters will be considered and voted upon as more fully explained in the Proxy Statement which follows this Notice:

         1.       The election of the Board of Directors for the ensuing year.

         2. The approval of the appointment of Arthur Andersen LLP, independent public accountants, as accountants and auditors of the Company for the current fiscal year.

         3. The transaction of any other business, not presently anticipated, that may properly come before the Meeting.

         The Board of Directors has determined that all Shareholders of record as of the close of business on October 1, 1997 will be entitled to vote on all matters that properly come before the Meeting.

         We urge you to sign, date and return the enclosed Proxy in the envelope provided as promptly as possible whether or not you plan to attend the Meeting in person. Such action will help your Company avoid unnecessary expense and delay. No postage is required if mailed in the United States. The Proxy may be revoked as is more fully explained in the following Proxy Statement.

         By order of the Board of Directors
         October 14, 1997


                               Jacqueline A. Weitz, Secretary
                               Circle Income Shares, Inc.
                               Post Office Box 77004
                               Indianapolis, Indiana 46277-7004
                               Phone: 317-321-8180

                           CIRCLE INCOME SHARES, INC.
             POST OFFICE BOX 77004, INDIANAPOLIS, INDIANA 46277-7004
                                OCTOBER 14, 1997
                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 19, 1997


                             SOLICITATION OF PROXIES

         The Proxy which accompanies this statement is solicited by the Board of Directors of Circle Income Shares, Inc. (the "Company"). The Proxy and this Proxy Statement are being mailed to the Company's Shareholders on or about October 14, 1997. It is anticipated that the solicitation will be made by mail, but if necessary to insure a quorum at the Meeting, the Company may supplement this solicitation by solicitation through securities dealers and by telephone calls to Shareholders. Such calls would be made by regular employees of Bank One, Indiana, N.A., the Company's investment advisor, (the "Advisor") whose services would be furnished to the Company under the existing Investment Advisor Contract at no additional expense to the Company. Otherwise, the solicitation will be made at the expense of the Company and the Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding Proxy material to the beneficial owners of shares.

                              FINANCIAL STATEMENTS

         The Annual Report of the Company for the fiscal year ended June 30, 1997 has previously been mailed to all Shareholders of record. The Company will furnish, without charge, a copy of the Annual Report to all Shareholders who request a copy by calling the Company, collect at 1-317-321-8180.

                             SHARES ENTITLED TO VOTE

         As of the record date noted below, there were outstanding 2,797,416 shares of the Company's $1 par value Common Stock. Each share will be entitled to one vote at the Meeting. The Company has no other securities outstanding. The Board of Directors has determined that all Shareholders of record as of the close of business on October 1, 1997, will be entitled to vote on all matters that properly come before the Meeting.
         A Proxy may indicate that all or a portion of the shares represented thereby are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present for such proposal, even though such shares will be considered present for purposes

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of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. Directors will be elected by a plurality of the votes cast. Accordingly, neither the non-voting of shares nor abstentions will affect the outcome of Director elections.

         To the best of the Company's knowledge, on October 1, 1997, no person beneficially owned 5% or more of the then outstanding shares of its Common Stock.

                                   ADJOURNMENT

         In the event that sufficient votes in favor of any of the proposals set forth in the Notice of Annual Meeting are not received by the time scheduled for the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies with respect to any of such proposals. Any such adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by Proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote those proxies which they are entitled to vote FOR any such proposal in favor of such an adjournment and will vote those proxies required to be voted AGAINST any such proposal against any such adjournment. A shareholder vote may be taken on one or more of the proposals in the Proxy Statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate. Indiana law provides that this adjournment may be made without notice so long as the new date, time or place is announced at the Meeting prior to the adjournment. If the Meeting is adjourned to a date more than 120 days from the date fixed for the original Meeting, a new record date must be established and notice given.

                             REVOCABILITY OF PROXIES

         The accompanying Proxy may be revoked at any time prior to its being voted. Such revocation may be made by written notice, by later Proxy delivered to the Secretary of the Company or by voting in person at the Meeting. Unless revoked, a Proxy will be voted at the Meeting in accordance with the instructions of the Shareholder in the Proxy as to Proposals 1 and 2 or, if no instructions are given, for the election of Directors and for the ratification of the accountants and auditors.

                             THE INVESTMENT ADVISOR

         Bank One, Indiana, N.A. (formerly known as Bank One, Indianapolis, NA), 111 Monument Circle, Indianapolis, Indiana 46277, has served as Advisor to the Company since the Company's inception in 1973 and presently serves under the terms of an Investment Advisory Contract dated November 4, 1993.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         The Nominees. The persons named to vote the accompanying Proxy intend, unless otherwise

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directed, to cast all votes for the election of the five nominees listed below.
Each of the nominees is presently a Director and each has consented to being named as nominee in this Proxy Statement and has agreed to serve if elected. The Directors elected at this Meeting will serve until the next Annual Meeting of the Shareholders of the Company and until their successors have been elected and qualified.

Frederick R. Ford
         Age:   61
         Position with the Company: Dr. Ford has been a Director of the Company since April, 1984. As a Director, he is a member of the Audit Committee.

         Business experience during the last five years: Dr. Ford has served as Executive Vice President and Treasurer of Purdue University since January, 1974. As the chief financial and business officer, he manages all securities, properties, and funds belonging to the University and all trusts in which the University is interested. In addition, he is responsible for all business operations, physical plant, housing and food services, internal auditing and investments.

         Other Directorships: Dr. Ford is also a Trustee of Teachers Insurance and Annuity Association.

Bruce J. Glor*
         Age:   48
         Position with the Company: Mr. Glor has been a Director and President of the Company since November, 1997. As a Director, he is a member of the Audit Committee.

         Business experience during the last five years: Mr. Glor joined Bank One in June 1994 as Senior Vice President for Bank One, Akron, NA where he managed the Akron/Canton office. Since January, 1996 he has served as Executive Vice President and Managing Director of Banc One Investment Management and Trust Group, Indiana. As Managing Director, he is responsible for Retirement Services, Personal Investing and Trust business in the state. He is also a member of the Senior Management Committee and Indiana Leadership Council. Prior to joining Bank One, Mr. Glor was Regional Manager for Marine Midland Bank's Private Clients Group.

         Other Directorships: None

Steven R. Hazelbaker
         Age:   41
         Position with the Company: Mr. Hazelbaker has been a Director of the Company since April 1997. As a Director, he is a member of the Audit Committee.

         Business experience during the last five years: Mr. Hazelbaker has served as Chief Financial

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         Officer and Treasurer of Meridian Insurance Group, Inc. since April
         1994. As the Chief Financial Officer, he is responsible for investments, cash management, financial reporting, taxes, billings and collections. Prior to joining Meridian, Mr. Hazelbaker was a partner with Coopers & Lybrand.

         Other Directorships: Mr. Hazelbaker serves as a director of Citizen Security Mutual Insurance Company and Meridian Security Insurance Company and its subsidiaries.

Michael S. Hunt
         Age:   51
         Position with the Company: Mr Hunt has been a Director of the Company since, July, 1994. As a Director, he is a member of the Audit Committee.

         Business experience during the last five years: Mr. Hunt is presently retired; from September, 1994 to May, 1997 Mr. Hunt served as Vice President of North American Pharmaceutical Business Development for Eli Lilly and Company since September, 1994; from January 1, 1993 to September, 1994 Mr. Hunt served as Vice President of Pharmaceutical Strategic Planning and, prior thereto, served as Vice President and Treasurer of Eli Lilly and Company. As Vice President of North American Pharmaceutical Business Development, Mr. Hunt was responsible for pharmaceutical business planning and licensing for North America.

         Other Directorships: None

James D. Keckley*
         Age: 73
         Position with the Company: Mr. Keckley has been a Director of the Company since April, 1973. As a Director, he is a member of the Audit Committee.

         Business experience during the last five years and other directorships:
         Mr. Keckley is presently retired. Prior to his retirement on January 1, 1990, Mr. Keckley served as Executive Vice President of Bank One, Indiana, N.A. As Executive Vice President of Bank One, Indiana, N.A., he was responsible for the Private Banking Division of the Trust & Asset Management Group.

         Other Directorships: None

E. Lynn Plaster*
         Age: 58
         Position with the Company: Mr. Plaster has been a Director of the Company since November, 1983. As a Director, he is a member of the Audit Committee.

--------------------------------------------------------------------------------

         *Because of Mr. Glor's affiliation with the Advisor and security holdings of Banc One Corporation, the Advisor's indirect parent, and because of Mr. Keckley's and Mr. Plaster's security holdings of Banc One Corporation, Mr. Glor, Mr. Keckley and Mr. Plaster are "Interested Persons" as that term is defined in the Investment Company Act of 1940.

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         Business experience during the last five years: Mr. Plaster is presently retired. Mr. Plaster served as a managing Director of Oxford Financial Advisors Corporation from February 1994 to April 1996; prior thereto Mr. Plaster served as Executive Vice President and Chief Trust Officer of Bank One, Indiana, N.A.

         Other Directorships: None

         Transactions and other relationships between the Nominees and the Advisor. Management of the Company does not believe that any of the nominees, other than Bruce J. Glor, James D. Keckley and E. Lynn Plaster, are "interested persons" of the Company. However, under the Investment Company Act of 1940, directors of an investment company may under certain circumstances be found to be "interested persons" of the Company as a result of material business, stock ownership in, or other relationships with its advisor. None of the nominees owns in excess of 1% of the outstanding stock of the Advisor or its ultimate parent, Banc One Corporation. All of the nominees have been customers of and have had transactions with the Advisor to the Company in the ordinary course of its business. Additional transactions may be expected to take place in the future. All outstanding loans and commitments to nominees were made on substantially the same terms (including interest rates and collateral requirements) as those prevailing at the time for comparable transactions with other persons except that the nominees who are employees of the Advisor receive favorable interest rates consistent with the Advisor's employment policies. Such loans and commitments did not involve more than normal risk of collectibility or present other unfavorable features. The Advisor extends MasterCard and VISA privileges to its directors, officers and employees.

         Beneficial Ownership of Securities. Management knows of no person beneficially owning more than five percent (5%) of the Company's common stock. At June 30, 1997 the Company's Officers and Directors, as a group, owned less than 1% of the outstanding Common Stock.

         Compensation of Directors and Officers. The Company pays no director's fees, salaries or other cash or noncash compensation to any of its Directors or Officers who are officers, directors or employees of the Company's Advisor or its affiliates. Because all of the Company's executive officers are employed by the Advisor, the Company paid no cash compensation to its executive officers during the last fiscal year. Directors who are not employed by the Advisor are entitled to reimbursement for travel and out-of-pocket expenses in connection with attending Meeting. Each Director who is not affiliated with the Advisor receives a fee of $3,600 per year, $200 for each Board of Directors Meeting attended, and $200 for each audit committee Meeting attended.

         Standing Board Committees. Messrs. Ford, Glor*, Hazelbaker, Hunt, Keckley* and Plaster*, current Directors of the Company, constitute the duly appointed audit committee of the Company. The Company has no nominating or compensation committees. During the fiscal year ended June 30, 1996, the audit committee met one time. The audit committee is responsible for Meeting with the Company's independent auditors to discuss and review the scope of their audit, the Company's accounting principles, policies and practices, the results of the audit, the adequacy of the Company's

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accounting, financial and operating controls and such other matters as the audit committee may determine appropriate.

         Meeting of the Board of Directors. During the fiscal year ended June 30, 1997, four (4) Meetings of the Board of Directors were held. None of the Company's incumbent Directors attended fewer than 75% of the total number of Meetings of the Board, including Meetings of the committees on which he served, held while he was a Director.

         Executive Officers and Significant Employees. Information regarding the Company's executive officers and significant employees, each of whose principal occupation is his position with the Advisor or an affiliate of the Advisor, is set forth below, and as to certain officers who are also nominees for Director, above under "Election of Directors". Mr. Glor has been employed by Bank One since January, 1996. Prior to his employment with Bank One, Mr. Glor served as Regional Manager at Marine Midland Bank's Private Client Group. Prior to his current position with the Advisor, Mr. Nicholson served as Vice President, Manager of Financial Planning and analysis for Banc One Corporation. Executive officers and significant employees have held the same or similar positions with the Advisor during the past five years. In addition, since February, 1992 Jeffrey W. Fountain and Timothy P. Holihen have each served as a Vice President and Investment Officer of Banc One Investment Advisors Corporation. Dr. Wilson has served as Senior Portfolio Manager of Banc One Investment Advisors Corporation since January, 1992.


Name and Age                        Positions with the Company                  Present Position with the Advisor
------------                        --------------------------                  ---------------------------------
Bruce J. Glor, 48                   President and Director since                Managing Director, Indiana
                                    November 8, 1996.                           Investment Management & Trust
                                                                                Group

Jeffrey W. Fountain, 42             Executive Vice President since              Vice President & Investment
                                    March 21, 1994; Vice President              Officer
                                    from January 28, 1988 to March
                                    21, 1994.

James M. Nicholson, 35              Treasurer since November 8, 1996.           Vice President Financial
                                                                                 Planning & Analysis

Timothy P. Holihen, 41              Vice President since March 21,              Vice President & Investment
                                    1994.                                       Officer

Jacqueline A. Weitz, 45             Secretary since January 17, 1997.           Vice President & Client Service
                                                                                Officer
Thomas F. Wilson, 57                Vice President since August 9,              Vice President & Investment
                                    1990.                                       Officer

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers and Directors,

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and persons who own more than 10% of the Company's Common Stock, to file reports of ownership with the Securities and Exchange Commission. Officers, Directors and greater than 10% Shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended June 30, 1997, no Officer or Director of the Company failed to file on a timely basis any reports required by Section 16(a). The Company had no greater than 10% Shareholders during the fiscal year.

                                   PROPOSAL 2
                   SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

Arthur Andersen LLP, who are independent public accountants, have served as accountants and auditors for the Company since its inception. They have been reappointed for the current fiscal year, subject to ratification by the Shareholders, by the unanimous vote of the Company's Board of Directors at a Meeting held on July 18, 1997 at which a majority of those of the Company's Directors who were not interested persons of the Company were present, in person. The persons named to vote the accompanying Proxy intend unless otherwise directed, to cast all votes for ratification of Arthur Andersen LLP as accountant and auditors for the Company. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and to be available to respond to appropriate questions.

                     SHAREHOLDER PROPOSALS FOR 1998 MEETING

         To be considered for inclusion in the Company's Proxy material for the 1998 Annual Meeting, proposals that Shareholders wish to present to the Meeting must be received by the Company as its principal address (the address shown on the cover of this Proxy Statement) no later than June 9, 1998.

                                  OTHER MATTERS

         At the date of this Proxy Statement, Management does not know of any other matters which will be presented for action at the Meeting hereby called, nor does it intend to bring any other matters before the Meetings for such action. If, however, other matters properly do come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote said Proxy on each matter in accordance with their judgement.



                                        Jacqueline A. Weitz, Secretary

PROXY                                                                     PROXY



                                  CIRCLE INCOME
                                  SHARES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints Frederick R. Ford and E. Lynn Plaster or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Circle Income Shares, Inc. held of record by the undersigned on October 1, 1997 at the annual meeting of shareholders to be held on November 19, 1997.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)

                           CIRCLE INCOME SHARES, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


1.  Election of Directors--                 FOR      WITHHOLD          FOR ALL (Except Nominee(s) written below)
                                            ---      --------          -------

Nominees: Frederick R. Ford, Bruce J.
Glor, Steven R. Hazelbaker,  Michael
S. Hunt, James D. Keckley, E. Lynn
Plaster                                     ---      --------          -------


--------------------------------------------------------------------------------

2.  Proposal to approve the                 FOR      AGAINST           ABSTAIN
appointment of Arthur Andersen              ---      -------           -------
LLP as the independent public
accountants of the Company.                 ---      --------          -------


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election as directors of all nominees listed under Proposal 1 and for Proposal 2.

Dated: ____________, 1997

Signature(s)
             --------------------------------------

             --------------------------------------

Please sign exactly as name appears below. If there are two or more owners, all owners should sign. When signing as attorney, as executor administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.